Exhibit 99.1

America Service Group Announces First Quarter Results; Company Increases 2004 Guidance

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 26, 2004--America Service Group Inc. (NASDAQ:ASGR):

     First Quarter Highlights:

--   Company increases 2004 guidance

-- Company subsidiary enters into settlement agreement with Florida Attorney General's office

-- Net loss of $358,000 for the quarter, including $5.2 million charge related to settlement agreement

--   Adjusted EBITDA increase of 28% from the prior year period to $6.7 million

--   Cash balances $349,000 greater than total debt outstanding at March 31

     America Service Group Inc. (NASDAQ:ASGR) announced today results for the first quarter ended March 31, 2004.
     "Our company produced solid results for the first quarter," commented Michael Catalano, chairman, president and chief executive officer of America Service Group Inc. "We met our internal expectations for the quarter and are on track to meet them for the full year. Additionally, we moved into a net positive cash position with cash balances greater than total debt outstanding at quarter end."

     FAS 144 Impact on Income Statement Presentation Format

     As noted in our 2003 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated income statement separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
     As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses.

     First Quarter Results

     Healthcare revenues for the first quarter of 2004 were $167.8 million, an increase of 35.8% over the prior year quarter. Total Revenues for the first quarter of 2004 were $168.3 million, an increase of 23.0% over the prior year quarter.
     Healthcare expenses for the first quarter of 2004 were $156.6 million, or 93.3% of healthcare revenues, as compared with $115.6 million, or 93.6% of healthcare revenues, in the prior year quarter. Total Healthcare Expenses for the first quarter of 2004 were $157.2 million, or 93.4% of Total Revenues, as compared with $128.2 million, or 93.6% of Total Revenues, in the prior year quarter.
     Gross margin for the first quarter of 2004 was $11.2 million, or 6.7% of healthcare revenues, as compared with $7.9 million, or 6.4% of healthcare revenues, in the prior year quarter. Total Gross Margin for the first quarter of 2004 was $11.1 million, or 6.6% of Total Revenues, as compared with $8.7 million, or 6.4% of Total Revenues, in the prior year quarter.
     Selling, general and administrative expenses for the first quarter of 2004 were $4.4 million, or 2.6% of healthcare revenues, as compared with $3.5 million, or 2.8% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses as a percentage of Total Revenues for the first quarter were 2.6% as compared with 2.5% in the prior year quarter.
     Adjusted EBITDA for the first quarter of 2004 was $6.7 million, an increase of 28.0%, as compared with $5.2 million in the prior year quarter. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and the charge for settlement of a Florida legal matter, which is discussed below. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
     Depreciation and amortization expense for the first quarter of 2004 was $1.0 million, as compared with $1.1 million in the prior year quarter.
     As previously disclosed, a company subsidiary, EMSA Limited Partnership, entered into a settlement agreement with the Florida Attorney General's office on March 30, 2004, related to allegations, first raised in connection with an investigation of EMSA Correctional Services (EMSA) in 1997, that the Company may have played an indirect role in the improper billing of Medicaid by independent providers treating incarcerated patients. The Company acquired EMSA in 1999. EMSA was a party to several contracts to provide healthcare to inmates at Florida correctional facilities. Typically, in those contracts, which were approved by government lawyers, the clients required EMSA to seek all available third party reimbursement for medical services provided to inmates, specifically including Medicaid. It was the implementation of these contract requirements that the Florida Attorney General's office alleged was improper. Prior to the Company's acquisition of EMSA, all EMSA contracts were reviewed by the Company's attorneys and assurances were received from the seller that the 1997 investigation had terminated without result and that the appropriate practices were being followed. EMSA personnel were assimilated and EMSA operations were integrated with other subsidiaries of the Company after the acquisition.
     The settlement agreement with the Florida Attorney General's office constitutes a complete resolution and settlement of the claims asserted against EMSA and required EMSA Limited Partnership to pay $5.0 million to the State of Florida. This payment was made by the Company on March 30, 2004. The Company and all of its subsidiaries are released from liability under the settlement agreement. Both parties entered into the settlement agreement to avoid the delay, uncertainty, inconvenience and expense of protracted litigation. The settlement agreement states that it is not punitive in purpose or effect, it should not be construed or used as admission of any fault, wrongdoing or liability whatsoever, and that EMSA specifically denies intentionally submitting any medical claims in violation of state or federal law.
     The Company recorded a charge of $5.2 million in its results of operations for the first quarter of 2004, reflecting the settlement agreement with the Florida Attorney General's office and related legal expenses.
     The Company's policy has always been to conduct operations in full compliance with all applicable laws and regulations. Medicaid reimbursement is not part of the Company's business model. Neither the Company nor any of its subsidiaries has ever billed or received reimbursement from Medicaid. The Company fully cooperated with the Attorney General's continuing industry-wide investigation and participated in the settlement process in good faith. Both the Company and EMSA remain duly qualified to conduct business in the state of Florida. This matter did not involve and will not affect the Company's ability to continue providing quality healthcare to patients in Florida and across the country.
     Income from operations was $588,000 in the first quarter of 2004, reflecting the $5.2 million charge for the settlement of the Florida legal matter discussed above. In the prior year quarter, income from operations was $3.4 million.
     Net interest expense for the first quarter of 2004 was $511,000, a 51.9% reduction from $1.1 million in the prior year quarter.
     Income tax expense was $361,000 in the first quarter of 2004, as compared with $160,000 in the prior year quarter.
     The loss from continuing operations was $284,000 in the first quarter of 2004, reflecting the $5.2 million charge for the settlement of the Florida legal matter discussed above. In the prior year quarter, income from continuing operations was $2.1 million.
     The loss from discontinued operations, net of tax for the first quarter of 2004, was $74,000, as compared with income of $750,000 in the prior year quarter.
     The net loss for the first quarter of 2004 was $358,000, or $0.05 per common share, basic and diluted, reflecting the $5.2 million charge for the settlement of the Florida legal matter discussed above. As a result of the loss for the first quarter of 2004, basic and diluted shares outstanding are the same, at approximately 7.069 million. If net income had been generated for the quarter, diluted shares outstanding would have been approximately 7.287 million for the period. In the prior year quarter, net income was $2.9 million, or $0.47 basic and $0.46 diluted per common share.
     Net Debt Outstanding was negative $349,000 at March 31, 2004, reflecting cash balances of $3.4 million and total debt outstanding of $3.1 million. This compares with Net Debt Outstanding of $2.4 million at December 31, 2003 and $27.9 million at March 31, 2003.
     Consistent with guidance in the Financial Accounting Standards Board Emerging Issues Task Force Consensus 95-22, "Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Agreement," the Company has classified its revolving credit facility balance outstanding at March 31, 2004, of $285,000 as a current liability. The classification of the revolving credit facility as a current liability is entirely the result of a combination of a typical material adverse effect acceleration clause in the loan agreement and the existence of a mandatory lock-box agreement. The revolving credit facility has a final expiration date of October 31, 2005.

     2004 Guidance

     The Company is increasing its previous guidance for 2004 full-year results. Consistent with past practice, the Company's guidance only reflects contracts currently in operation and does not factor in any potential new business. The Company currently expects Total Revenues of approximately $658 million in 2004. Pre-tax income from continuing and discontinued operations is expected to be approximately $22.8 million in 2004, excluding the $5.2 million charge for the settlement of the Florida legal matter. Depreciation, amortization and interest expense is expected to be approximately $6.0 million in 2004. The Company expects fully diluted shares outstanding to be approximately 7.35 million in 2004.
     A listen-only simulcast and replay of America Service Group's first quarter conference call will be available online at www.asgr.com or www.fulldisclosure.com on April 27, 2004, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.
     America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

     This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
     The most directly comparable GAAP measures for the guidance provided by the Company is Healthcare Revenue, Income from Continuing Operations Before Tax, Depreciation and Amortization, and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure is not accessible on a forward-looking basis.
     This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                            Three Months Ended
                                   Mar. 31,   % of   Mar. 31,   % of
                                     2004   Revenue    2003   Revenue
                                   --------  ------  --------  ------
Healthcare revenues                $167,760   100.0  $123,515   100.0
Healthcare expenses                 156,581    93.3   115,581    93.6
                                   --------  ------  --------  ------
 Gross margin                        11,179     6.7     7,934     6.4
Selling, general and
 administrative expenses              4,416     2.6     3,478     2.8
Depreciation and amortization           975     0.6     1,084     0.9
Charge for settlement of
 Florida legal matter                 5,200     3.1      --        --
                                   --------  ------  --------  ------
 Income from operations                 588     0.4     3,372     2.7
Interest, net                           511     0.4     1,063     0.8
                                   --------  ------  --------  ------
 Income before income
  tax provision                          77      --     2,309     1.9
Income tax provision                    361     0.2       160     0.2
                                   --------  ------  --------  ------
 Income (loss) from
  continuing operations                (284)   (0.2)    2,149     1.7
Income (loss) from discontinued
 operations, net of tax                 (74)     --       750     0.6
                                   --------  ------  --------  ------
 Net income (loss)                    $(358)   (0.2)   $2,899     2.3
                                   ========  ======  ========  ======

Income (loss) per common
 share - basic:
  Income (loss) from
   continuing operations             $(0.04)            $0.35
  Income (loss) from
   discontinued operations,
   net of tax                         (0.01)             0.12
                                   --------          --------
  Net income (loss)                  $(0.05)            $0.47
                                   ========          ========

Income (loss) per common
 share - diluted:
  Income (loss) from
   continuing operations             $(0.04)            $0.34
  Income (loss) from
   discontinued operations,
   net of tax                         (0.01)             0.12
                                   --------          --------
  Net income (loss)                  $(0.05)            $0.46
                                   ========          ========

Weighted average
 shares outstanding:
  Basic                               7,069             6,208
                                   ========          ========
  Diluted                             7,069             6,350
                                   ========          ========

                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Mar. 31,  Dec. 31,
                                                     2004      2003
                                                   --------  --------
                                ASSETS

Current assets:
 Cash and cash equivalents                           $3,412    $1,157
 Accounts receivable, healthcare
  and other less allowances                          72,404    61,236
 Inventories                                          6,080     6,640
 Prepaid expenses and other current assets           11,033    12,104
                                                   --------  --------
Total current assets                                 92,929    81,137
Property and equipment, net                           4,663     4,619
Goodwill, net                                        43,896    43,896
Contracts, net                                       10,014    10,421
Other intangibles, net                                1,233     1,283
Other assets                                         16,966    17,067
                                                   --------  --------
Total assets                                       $169,701  $158,423
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                   $38,704   $32,059
 Medical claims liability                            24,854    20,068
 Accrued expenses                                    39,390    38,581
 Deferred revenue                                     8,565     7,962
 Current portion of loss contract reserve               414       322
 Current portion of long-term debt                    1,667     1,667
 Revolving credit facility classified as
  current per EITF 95-22                                285       365
                                                   --------  --------
Total current liabilities                           113,879   101,024
Noncurrent portion of accounts payable
 and accrued expenses                                15,618    16,513
Noncurrent portion of loss contract reserve             172       402
Long-term debt, net of current portion                1,111     1,527
                                                   --------  --------
Total liabilities                                   130,780   119,466
Stockholders' equity:
 Common stock                                            71        71
 Additional paid-in capital                          48,438    48,115
 Stockholders' notes receivable                         (49)      (48)
 Accumulated deficit                                 (9,539)   (9,181)
                                                   --------  --------
Total stockholders' equity                           38,921    38,957
                                                   --------  --------
Total liabilities and stockholders' equity         $169,701  $158,423
                                                   ========  ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                   Three Months Ended
                                                        Mar. 31,
                                                     2004       2003
                                                   --------  --------
Operating Activities
Net income (loss)                                     $(358)   $2,899
Adjustments to reconcile net income (loss)
 to net cash provided by operating activities:
  Depreciation and amortization                         979     1,101
  (Gain) loss on retirement of fixed assets              --       114
  Finance cost amortization                             147       139
  Interest on stockholders' notes receivable             (1)      (19)
  Changes in operating assets and liabilities:
   Accounts receivable, healthcare and other        (11,168)   11,176
   Inventories                                          560        15
   Prepaid expenses and other current assets          1,071     1,533
   Other assets                                         (46)      618
   Accounts payable                                   5,844    (3,316)
   Medical claims liability                           4,786    (1,290)
   Accrued expenses                                     712    (3,720)
   Deferred revenue                                     603    (1,159)
   Loss contract reserve                               (138)   (1,129)
                                                   --------  --------
     Net cash provided by operating activities        2,991     6,962
                                                   --------  --------

Investing Activities
Capital expenditures                                   (563)     (252)
                                                   --------  --------
     Net cash used in investing activities             (563)     (252)
                                                   --------  --------

Financing Activities
Net payments on line of credit and term loan           (496)   (8,474)
Issuance of common stock                                206       205
Exercise of stock options                               117     1,159
                                                   --------  --------
     Net cash used in financing activities             (173)   (7,110)
                                                   --------  --------

Net increase (decrease) in cash
 and cash equivalents                                 2,255      (400)
Cash and cash equivalents at beginning of period      1,157     3,770
                                                   --------  --------
Cash and cash equivalents at end of period           $3,412    $3,370
                                                   ========  ========

                      AMERICA SERVICE GROUP INC.
  SCHEDULE OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX
                            (In thousands)

                                            Three Months Ended
                                   Mar. 31,   % of   Mar. 31,   % of
                                     2004   Revenue    2003   Revenue
                                   --------  ------  --------  ------
Healthcare revenues                    $545   100.0   $13,368   100.0
Healthcare expenses                     611   112.1    12,591    94.2
                                   --------  ------  --------  ------
 Gross margin                           (66)  (12.1)      777     5.8
Depreciation and amortization             4     0.7        17     0.1
                                   --------  ------  --------  ------
 Income (loss) from discontinued
  operations before tax                 (70)  (12.8)      760     5.7
Income tax provision                      4     0.8        10     0.1
                                   --------  ------  --------  ------
Income (loss) from discontinued
 operations, net of tax                $(74)  (13.6)     $750     5.6
                                   ========  ======  ========  ======


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

                            ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, bankers and analysts. The Company's management, bankers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, bankers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

        RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        Mar. 31,
                                                    2004        2003
                                                   --------  --------
Net income (loss)                                     $(358) $  2,899
Depreciation and taxes included in income
 from discontinued operations                             8        27
Income tax provision                                    361       160
Interest, net                                           511     1,063
Charge for settlement of Florida legal matter         5,200        --
Depreciation and amortization                           975     1,084
                                                   --------  --------
Adjusted EBITDA                                      $6,697    $5,233
                                                   ========  ========

                         NET DEBT OUTSTANDING

The Company defines Net Debt Outstanding as total debt outstanding less cash, cash equivalents and restricted cash. The Company believes that Net Debt Outstanding provides useful information regarding the Company's indebtedness and is useful to investors to assist them in analyzing liquidity. The Company uses Net Debt Outstanding as well as other financial measures in connection with its decision-making activities. Net Debt Outstanding should not be considered in isolation or as a substitute for financial information provided in the Company's consolidated balance sheet and statement of cash flows calculated in accordance with GAAP. The Company's method for calculating Net Debt Outstanding may not be comparable to methods used by other companies.

                  CALCULATION OF NET DEBT OUTSTANDING

                                         Mar. 31,  Dec. 31,  Mar. 31,
                                           2004      2003      2003
                                         --------  --------  --------
Current portion of long-term debt          $1,667    $1,667    $1,667
Revolving credit facility                     285       365    33,078
Long-term debt, net of current portion      1,111     1,527     2,777
Cash and cash equivalents                  (3,412)   (1,157)   (3,370)
Restricted cash                                --        --    (6,250)
                                         --------  --------  --------
Net Debt Outstanding                        $(349)   $2,402   $27,902
                                         ========  ========  ========

   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts.

        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        Mar. 31,
                                                     2004       2003
                                                   --------  --------
Healthcare revenues                                $167,760  $123,515
Healthcare revenues included in income (loss)
 from discontinued operations                           545    13,368
                                                   --------  --------
Total Revenues                                     $168,305  $136,883
                                                   ========  ========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        Mar. 31,
                                                     2004       2003
                                                   --------  --------
Healthcare expenses                                $156,581  $115,581
Healthcare expenses included in income (loss)
 from discontinued operations                           611    12,591
                                                   --------  --------
Total Healthcare Expenses                          $157,192  $128,172
                                                   ========  ========

         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        Mar. 31,
                                                     2004       2003
                                                   --------  --------
Gross margin                                        $11,179     $7,934
Gross margin included in income (loss)
 from discontinued operations                           (66)       777
                                                   --------   --------
Total Gross Margin                                  $11,113     $8,711
                                                   ========   ========

    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano or Michael W. Taylor, 615-373-3100